UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2026

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)

700 S Ayersville Road, Mayodan, North Carolina	27027
(Address of Principal Executive Offices)	(Zip Code)

(203) 259-7843

Registrant’s telephone number, including area code

One Lacey Place, Southport, Connecticut, 06890

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RGR	New York Stock Exchange
Common Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2026, the Board of Directors (the “Board”) of Sturm, Ruger & Company, Inc., a Delaware corporation (the “Company”), in consultation with and consistent with the recommendations made to the Board by the Compensation Committee thereof, adjusted the compensation of Todd W. Seyfert, President and Chief Executive Officer of the Company, as follows: (i) base salary of $800,000 per year (“Base Salary”), (ii) annual target cash bonus based on 100% of Base Salary, (iii) annual performance-based equity incentive compensation, with each such equity award equal to 150% of Base Salary for the applicable period, and (iv) annual time-based equity incentive compensation, with each such equity award equal to 150% of Base Salary for the applicable period. In connection therewith, the Board also approved the grant of supplemental restricted stock unit awards to Mr. Seyfert to reflect the foregoing adjustment to his compensation, with vesting conditions and dates mirroring the vesting conditions and dates contained in the executive equity awards previously granted to Mr. Seyfert on March 6, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STURM, RUGER & COMPANY, INC.

By:	/S/ Sarah F. Colbert
	Name:	Sarah F. Colbert
	Title:	Senior Vice President,
Corporate Secretary, and
General Counsel

Dated: June 4, 2026

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